As filed with the Securities and Exchange Commission on August 9, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cresco Labs Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1505364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
600 W. Fulton Street, Suite 800
Chicago, IL 60661
(Address of principal executive offices, including zip code)
Amended and Restated Cresco Labs Inc. 2018 Long-Term Incentive Plan
(Full title of the plan)
John Schetz, General Counsel
Cresco Labs Inc.
600 W. Fulton Street, Suite 800
Chicago, IL 60661
(Name and address of agent for service)
(312) 929-0993
(Telephone number, including area code, of agent for service)

With a copy to:
Heidi Steele
McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, IL 60606
Telephone: (312) 372-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE
This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering an additional 20,000,000 Subordinate Voting Shares, no par value (“Shares”), of Cresco Labs Inc. (the “Company”) reserved for issuance under the Amended and Restated Cresco Labs Inc. 2018 Long-Term Incentive Plan (the “Plan”). These Shares are additional securities of the same class as other securities for which the Company previously filed a registration statement on Form S-8 (File No. 333-253670) with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2021 (the “Original Registration Statement”). The additional 20,000,000 Shares were reserved for issuance in connection with the amendment and restatement of the Cresco Labs Inc. 2018 Long-Term Incentive Plan, which was approved by shareholders on July 10, 2024 at the Company’s Annual General and Special Meeting.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the Original Registration Statement are modified as set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the contents of the Original Registration Statement, with respect to securities offered pursuant to the Plan, are hereby incorporated by reference.

The following documents filed by the Company with the SEC are incorporated into this Registration Statement by reference:
(a) Our Annual Report on Form 40-F for the year ended December 31, 2023, and the exhibits filed with respect thereto, filed with the SEC on March 18, 2024;
(b) Our Reports on Form 6-K filed with the SEC on February 6, 2024, March 13, 2024, May 16, 2024, June 10, 2024, July 11, 2024, and August 9, 2024; and
(c) The description of the Subordinate Voting Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on January 13, 2021, including any amendment or report filed for the purpose of amending such description;
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	Notice of Articles and Articles of Cresco Labs Inc.

5.1*	Opinion of Bennett Jones LLP

23.1*	Consent of Marcum LLP

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1*	Amended and Restated Cresco Labs Inc. 2018 Long-Term Incentive Plan

99.2*	Form of Option Award Agreement

99.3*	Form of Restricted Stock Unit Award Agreement

107*	Filing fee table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois on August 9, 2024.

Cresco Labs Inc.

By:	/s/ Charles Bachtell
Name:	Charles Bachtell
Title:	Chief Executive Officer
AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Cresco Labs Inc. in the United States, on August 9, 2024.

By:	/s/ John Schetz
Name:	John Schetz
Title:	General Counsel
POWER OF ATTORNEY
Each person whose signature appears below hereby appoints each of Charles Bachtell and Dennis Olis, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement, including any amendment to this Registration Statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2024.

Signature	Title

/s/ Charles Bachtell	Chief Executive Officer and Director (Principal Executive Officer)
Charles Bachtell

/s/ Dennis Olis	Chief Financial Officer (Principal Financial and Accounting Officer)
Dennis Olis

/s/ Tom Manning
Thomas J. Manning	Chairman of the Board of Directors

/s/ Tarik Brooks
Tarik Brooks	Director

/s/ Gerald F. Corcoran
Gerald F. Corcoran	Director

/s/ Marc Lustig
Marc Lustig	Director

/s/ Randy D. Podolsky
Randy D. Podolsky	Director

/s/ Michele Roberts
Michele Roberts	Director

/s/ Rob Sampson
Rob Sampson	Director